                                                                    Exhibit 24.4

                               POWER OF ATTORNEY
                  OF COMPUTER NETWORK TECHNOLOGY CORPORATION
                              OFFICER OR DIRECTOR


     KNOW BY ALL PERSONS PRESENT, that I, the undersigned director or officer of Computer Network Technology Corporation, a Minnesota corporation (the "Corporation"), which may file from time to time with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933, Registration Statements on Form S-3, or other appropriate Form, or pursuant to Rule 462, for common stock of the Corporation, including preferred share purchase rights, or convertible subordinated notes, hereby constitute and appoint Thomas G. Hudson, Gregory T. Barnum, and Jeffrey
A. Bertelsen, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

     This authorization shall remain in effect through December 31, 1999.


     IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 26th day of July, 1999.

                                                /s/ John A. Rollwagen
                                                ------------------------------
                                                John A. Rollwagen

                                    24.4-1